UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	ALTR	The Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2019, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (i) the election of directors, (ii) approval, on an advisory basis, with respect to how often the Company will conduct an advisory vote on executive compensation and (iii) the ratification of the appointment of the Company’s independent registered public accounting firm. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 4, 2019.

The final voting results were as follows:

1.

The stockholders elected nominees Trace Harris and Richard Hart as Class II directors of the Company to serve a three-year term expiring at the 2022 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The votes were cast with respect to this matter as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Trace Harris	337,788,117	13,425,846	30,981	5,227,649
Richard Hart	337,540,031	13,673,991	30,982	5,227,649

2.	The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
351,039,240	61,615	113,088	31,061	0

The Company’s board of directors (the “Board”) has considered the outcome of this advisory vote on how often the Company will conduct an advisory vote on executive compensation and has determined, as was recommended with respect to this proposal by the Board in the proxy statement for the Annual Meeting, that the Company will conduct future advisory votes on executive compensation every year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation. The next vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation is required to occur no later than the Company’s 2025 Annual Meeting of Stockholders.

3.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019 was approved by the stockholders based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
356,438,873	1,640	32,140	0

Item. 8.01. Other Events.

On May 10, 2019, the Company discovered potential violations of U.S. economic sanctions and export control laws and filed voluntary self-disclosure notices with the U .S. Treasury Department’s Office of Foreign Assets Controls (OFAC) and the U.S. Commerce Department’s Bureau of Industry & Security (BIS). Based on the information currently available, the Company suspects that an unaffiliated third-party consultant in Poland may have disclosed certain proprietary software to an individual subcontractor who resides in Iran. The software in question was developed by the Company’s Greek subsidiary and is purely commercial in nature. There is currently no indication of any other possible violations of U.S. economic sanctions or export control laws.

The Company is currently conducting an internal investigation with the assistance of outside counsel and will disclose the results of that investigation to OFAC and BIS. The Company also maintains a robust international trade compliance program designed to assure that it does not conduct business directly or indirectly with any countries or parties subject to U.S. economic sanctions and export control laws. Although it is too early to predict what action, OFAC or BIS might take, the Company does not currently have any reason to believe that this matter (or any related U.S. Government investigations) will have a meaningful impact on its operations, results of operations for any future period, or financial condition.

Forward-Looking Statements

Information in item 8.01 of this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding the Company’s investigation into the matters described therein. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from the Company’s expectations include, among other things, the possibility that facts currently not known by the Company may be discovered and may cause the outcome of the Company’s investigation to differ from current expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: May 16, 2019	By:	/s/ Howard N. Morof
Name: Howard N. Morof
Title: Chief Financial Officer

5